Exhibit 14

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 06, 2015, by and between UFG Russia Alternative Master Account Ltd., an Exempted Company incorporated in the Cayman Islands (“Seller”), Firebird Avrora Fund, Ltd., an Exempted Company incorporated in the Cayman Islands (“Purchaser A”) and Firebird New Russia Fund, Ltd., an Exempted Company incorporated in the Cayman Islands (“Purchaser B”)(Purchaser A and Purchaser B, together, “Purchasers”).

RECITAL

Seller desires to sell to Purchaser A 1,666,666 of the common stock, par value $.001 per share, of Caspian Services, Inc., a Nevada corporation (the “Company”), and Purchaser A desires to purchase such shares from Seller, upon and subject to the terms of this Agreement.

Seller desires to sell to Purchaser B 1,666,667 shares of the common stock, par value $.001 per share, of the Company, and Purchaser B desires to purchase such Shares from Seller, upon and subject to the terms of this Agreement.

The shares as described in the preceding two paragraphs are hereinafter referred to as the “Shares.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchasers, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties herein made by each party to the other, Seller agrees to sell, and Purchasers agree to purchase from Seller, at the Closing (as hereinafter defined) the Shares (1,666,666 in the case of Purchaser A and 1,666,667 in the case of Purchaser B).

2. Seller will deliver to Purchasers at the Closing a certificate or certificates representing all of the Shares with duly executed stock powers attached thereto.

3. Purchase Price. As the purchase price for the Shares, Purchasers will deliver to Seller the aggregate purchase price of US $1,000 ($500 each). Payment will be made by wire transfer in immediately available funds at or prior to the Closing to an account designated (in writing or electronically) by Seller, or may be made at closing by delivery of a bank cashier’s check drawn on a money center U.S. bank.

4. Closing. The transfer and sale provided for in this Agreement (the “Closing”) will take place at the offices of Firebird Management LLC, 152 West 57th Street, 24th Floor, New York, NY 10019 on November 06, 2015 or on such other place or date as may be fixed for the Closing by agreement (embodied in written or electronic form) between Seller and Purchasers (the “Closing Date”).

5. Representations and Warranties.

(a) Representations and Warranties of Seller. Seller hereby represents and warrants to Purchasers as follows:

(i) Seller is an Exempted Company duly organized, validly existing and in good standing under the laws the Cayman Islands.

(ii) Seller is not an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, of the Company.

(iii) Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller.

(iv) This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(v) The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Seller or (B) conflict with, result in any breach of or constitute a default under (1) the Certificate of Incorporation or By-laws of Seller, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Seller is a party or by which Seller may be bound or (3) any contract or other agreement or undertaking to which Seller is a party or by which Seller may be bound.

(vi) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby.

(vii) Seller has, and upon transfer by Seller of the Shares hereunder Purchasers will have, good and marketable title to the Shares, free and clear of any claims, liens, encumbrances, security interests, restrictions and adverse claims of any kind or nature whatsoever. There are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Shares.

(b) Representations and Warranties of Purchasers. Purchasers represents and warrants to Seller as follows:

(i) Purchasers are both corporations duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(ii) Purchasers are not “affiliates,” as defined in Rule 405 under the Securities Act, of the Company.

(iii) Purchasers have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchasers and the consummation by Purchasers of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchasers.

(iv) This Agreement has been duly executed and delivered by Purchasers and constitutes a valid and binding obligation of Purchasers, enforceable in accordance with its terms except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(v) The execution and delivery of this Agreement by Purchasers and the consummation by Purchasers of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Purchasers or (B) conflict with, result in any breach of or constitute a default under (1) the Certificate of Incorporation or By-laws of Purchasers, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Purchasers are a party or by which they may be bound or (3) any contract or other agreement or undertaking to which Purchasers are a party or by which Purchasers may be bound.

(vi) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Purchasers in connection with the execution and delivery of this Agreement or the consummation by Purchasers of the transactions contemplated hereby.

(vii) Purchasers have made their own independent investigation of the Company and the business, operations and prospects of the Company, and Purchasers are not relying on any representation or warranty of Seller with respect to the Company or the business, operations or prospects of the Company.

(viii) Purchasers understand that the Shares have not been registered under the U.S. Securities Act of 1933 or any applicable States securities law and cannot be sold unless subsequently registered under the Securities Act and any applicable State law or an exemption from such registration is available. Purchasers are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

6. Closing Conditions.

(a) Conditions to Each Party’s Obligations. The obligation of Purchasers to purchase the Shares at the Closing and the obligation of Seller to sell the Shares at the Closing are subject to the fulfillment at or prior to the Closing of the following conditions:

(i) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or by any governmental or regulatory body, nor shall any statute, rule, regulation or executive order have been promulgated or enacted by any governmental authority which prevents the consummation of the transactions contemplated by this Agreement; and

(ii) No action or proceeding before any court or any governmental or regulatory authority shall have been commenced by any governmental or regulatory body and shall be pending against any of the parties hereto or any of their respective affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated by this Agreement.

(b) Conditions to Obligation of Purchasers. The obligation of Purchasers to purchase the Shares at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

(i) The representations and warranties of Seller contained in this Agreement shall have been true and complete when made and shall be true and complete at and as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

(ii) Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(c) Conditions to Obligation of Seller. The obligation of Seller to sell the Shares at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

(i) The representations and warranties of Purchasers contained in this Agreement shall have been true and complete when made and shall be true and complete at and as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

(ii) Purchasers shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Purchasers at or prior to the Closing.

7. Settlement. Should the sale contemplated hereby not settle through the transfer agent of the Company or otherwise within 20 business days from the Closing Date with the Purchasers receiving unlegended certificates representing the Shares, this transaction will be unwound with Purchasers returning the Shares with a duly executed stock power in favor of Seller or to Seller’s order and Seller returning the full purchase price of US $ 1,000 (in the aggregate) to Purchasers, unless the time period is extended or other arrangements made by written agreement among the parties.

8. Miscellaneous.

(a) No Brokers. Seller and Purchasers each represent to the other that neither it nor any of its respective affiliates have employed any broker or finder or incurred any liability for any brokerage or finder’s fees or commissions or expenses related thereto in connection with the negotiation, execution or consummation of this Agreement or any of the transactions contemplated hereby and respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its affiliates.

(b) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c) Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. There are no third party beneficiaries having rights under or with respect to this Agreement.

(d) Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.

(e) Survival of Representations, Warranties and Covenants. Each representation, warranty, covenant and obligation in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and will not be affected by any investigation by or on behalf of the other party to this Agreement.

(f) Indemnification. Seller and Purchasers, respectively, will each indemnify and hold harmless the other from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from any breach of any representation or warranty of the indemnifying party contained in this Agreement or any breach by the indemnifying party, or failure by the indemnifying party to fulfill, any covenant or agreement contained herein.

(g) Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to UFG Russia Alternative Master Account Ltd.:

UFG Asset Management

Legenda Tsvetnovo Business Center

2, Tsvetney Blvd.

Moscow, Russian Federation 127051

Attention:  Natalia Dobrynina

Facsimile:  +7 495 662 3397

If to Firebird Avrora Fund Ltd. or Firebird New Russia Fund Ltd.

Firebird Management LLC

152 West 57th St., 24th Floor

New York, NY 10019

Attention:  Luba Kostyukova

Facsimile:

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(h) Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

(i) Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

(k) Amendment. This Agreement may not be amended or modified except by a writing signed by both of the parties.

(l) Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extent to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the party of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(m) Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n) Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, which delivery may be made by exchange of copies of the signature page by facsimile transmission. For purposes of determining whether a party has signed this Agreement or any documents contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Firebird Avrora Fund, Ltd.

By:

	Name:	Harvey Sawikin
	Title:	Director

Firebird New Russia Fund, Ltd.

By:

	Name:	Harvey Sawikin
	Title:	Director

UFG Russia Alternative Master Account Ltd.

By:

	Name:	Mr. Yiannakis Papatheodorou
	Title:	Director

By:

	Name:	Mr. Giorgos Souccar
	Title:	Director